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                                                                   EXHIBIT 4

                   [HABIF, AROGETI & WYNNE, P.C. LETTERHEAD]

                                August 14, 1997

Speizman Industries, Inc.
508 West 5th Street
Charlotte, NC 28202

We hereby consent to the inclusion of our auditors' report dated June 2, 1997 on the financial statements of Wink Davis Equipment Company as of December 31, 1996 and 1995 in the Current Report dated August 1, 1997 of Speizman Industries, Inc. for filing with the Securities and Exchange Commission as required under the provisions of the Securities Act of 1934.

/s/ Habif, Arogeti & Wynne, P.C.